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                                   [EXHIBIT 5]

                OPINION OF VAN COTT, BAGLEY, CORNWALL & McCARTHY

                      VAN COTT, BAGLEY, CORNWALL & MCCARTHY
                              50 SOUTH MAIN STREET
                                   SUITE 1600
                           SALT LAKE CITY, UTAH 84144
                                  (801)532-3333


                               December 10, 1997


Clyde Companies, Inc.
1423 Devonshire Drive
Salt Lake City, Utah 84108

            Re:  Clyde Companies, Inc.
                 Registration Statement on Form S-4

Gentlemen:

            In our capacity as counsel to Clyde Companies, Inc., a Utah corporation (the "Company"), you have requested our opinion in connection with the registration statement on Form S-4 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") on December 10, 1997 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) the issuance of up to 4,634,789 authorized and unissued shares of the Company's Common Stock, no par value, to be issued subject to the effectiveness of the Registration Statement, and (ii) 2,303,920 shares of the Company's Common Stock authorized and issued prior to the effectiveness of the Registration Statement (collectively, the "Common Stock").

            In connection with the preparation of this opinion letter, and as the basis for the opinion set forth below, we have made such investigations of the Utah Revised Business Corporation Act as we have deemed relevant and necessary, and we have examined such documents and records as we have deemed relevant and necessary. As to various questions of fact material to this opinion letter, we have relied upon representations of officers of the Company.

            Based upon and subject to the foregoing examination, we are of the opinion that:


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            1. The Company has the authority to issue 4,634,789 shares of the
Common Stock upon the effectiveness of the Registration Statement. The Company had the authority to issue 2,303,920 shares of the Common Stock outstanding prior to the effectiveness of the Registration Statement.

            2. The shares of the Common Stock to be issued by the Company upon the effectiveness of the Registration Statement will, when issued and paid for as described in the Registration Statement, be validly issued, fully paid and non-assessable. The shares of the Common Stock issued prior to the effectiveness of the Registration Statement are validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                                Very truly yours,

                                VAN COTT, BAGLEY, CORNWALL & McCARTHY

                                By /s/ ARTHUR B. RALPH
                                   ---------------------------------------------
                                   Arthur B. Ralph


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